QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

TENDER OF 11.25% SENIOR SECURED NOTES

DUE 2011, SERIES A OF RAFAELLA APPAREL GROUP, INC.

        The form or one substantially equivalent hereto must be used to accept the Exchange Offer of Rafaella Apparel Group, Inc. (the "Issuer"), made pursuant to the Prospectus, dated [    ], 2006 (the "Prospectus"), if certificates for the outstanding 11.25% Senior Secured Notes Due 2011, Series A of the Issuer (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") on or prior to 12:00 midnight, New York City time, on the Expiration date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery to:
The Bank of New York, Exchange Agent

For information by Telephone:
(212) 815-5098

By Mail The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, N.Y. 10286 Attn: Evangeline R. Gonzales	By Hand or Overnight Delivery Service: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, N.Y. 10286 Attn: Evangeline R. Gonzales

By Facsimile Transmission:
(212) 298-1915

 (Telephone Confirmation)
(212) 815-3738

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Aggregate Principal Amount	Name(s) of Registered Holder(s):
Principal Amount of Old Notes Tendered:*
Certificate Nos. (if available	)
$

        If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number. Total Principal Amount Represented by Old Notes Certificate(s):

$	Account Number

*
Must be in denominations of principal amount of $1,000 and any integral multiple thereof. ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE**
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

X
X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number

**
Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name:
Capacity:
Address(es):

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures," together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

        The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Old Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type of Print)

Area Code and Tel. No.	Dated:
NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

QuickLinks

NOTICE OF GUARANTEED DELIVERY FOR TENDER OF 11.25% SENIOR SECURED NOTES DUE 2011, SERIES A OF RAFAELLA APPAREL GROUP, INC.
PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE (Not to be used for signature guarantee)